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                                                                    EXHIBIT 10.7







Settlement Bank Agreement                    [DEUTSCHE BORSE LOGO]



between

             Hull Trading GmbH,
             Friedrichstrasse 2-6160323 Frankfurt am Main
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- hereafter referred to as "IBIS/IBIS-R-Partcipant" -


and



      MeesPierson N.V., Niederlassung Frankfurt,
      Borsenstrasse 7 - 11, 60313 Frankfurt am Main
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- hereafter referred to as "Settlement Bank" -


and

Deutsche Borse AG, Frankfurt am Main.




Preliminary Statement


The IBIS/IBIS-R-Participant has entered into a connection agreement with Deutsche Borse AG for the purpose of participation on the electronic trading system of Frankfurter Wertpapierborse (Integrated Stock Exchange Trading and Information System - IBIS/IBIS-R).

To ensure due settlement of transactions and the ownership of accounts at Landeszentralbank (regional branch of the central bank) and at Deutscher Kassenverein Aktiengesellschaft or, as the case may be, the instruction of an account holder at Deutscher Kassenverein Aktiengesellschaft to clear the transactions is one prerequisite among others for admission to participate on the electronic trading system. The IBIS/IBIS-R-participant has instructed the Settlement Bank to clear and to settle the transactions matched through the electronic trading system.

This being premised, the parties enter into the following Settlement Bank
Agreement:

1. Subject of the Agreement

(1) The Settlement Bank hereby assumes full liability towards Deutsche Borse AG and the IBIS/IBIS-R-Participant for the due fulfilment of any closed transaction of the IBIS/IBIS-R-Participant within the electronic trading system.

(2) The IBIS/IBIS-R-Participant shall adhere to the maximum transaction volume (position limit) as agreed between it and the Settlement Bank within the framework of the Settlement Bank being entrusted with the settlement. The Settlement Bank has to inform Deutsche Borse AG about any exceeding of the position limit.


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Settlement Bank Agreement                              [DEUTSCHE BORSE LOGO]


(3) The settlement bank shall have the right to carry out without undue delay (promptly) all close out transactions for the account of the IBIS/IBIS-R-Participant to the extent that the amount of its transactions exceed its position limit. The IBIS/IBIS-R-Participant shall compensate the Settlement Bank for any negative price difference resulting from such close out transactions.

(4) The IBIS/IBIS-R-Participant shall provide the user-identification to the Settlement Bank to enable it to take an insight at any time in all transactions concluded in the electronic trading system on the respective exchange day as well as in the quotes actually entered by the IBIS/IBIS-R-Participant.

(5) To the extent that the necessary technical conditions are met, Deutsche Borse AG shall on each exchange day between 4 p.m. and 6.30 p.m. transmit via CMA-spool-procedure to the Settlement Bank a list, in which all transactions concluded by the IBIS/IBIS-R-Participant on such exchange day are listed.

2. Termination of the Settlement Bank Agreement

(1) The Settlement Bank has the right to terminate the Settlement Bank Agreement at any time under observation of a period of one month. By the end of this period the IBIS/IBIS-R-participant has to delete all buy and/or sell offers (quotes) entered into the electronic trading system and to close out all existing positions or to transfer them to another IBIS/IBIS-R-participant. Thereafter it may not enter any new quotes unless another bank has entered into a Settlement Bank Agreement with the IBIS/IBIS-R-participant and Deutsche Borse AG. The obligation of the Settlement Bank being a party of the terminated agreement shall remain unaffected to ensure due fulfilment of all securities transactions of the IBIS/IBIS-R-participant concluded up to the end of the period of termination date.

(2) The IBIS/IBIS-R-participant has the right to terminate the Settlement Bank Agreement at any time provided that it deletes all buy and/or sell offers (quotes) entered into the electronic trading system and provided that existing positions are closed out or having been transfered to another IBIS/IBIS-R-participant.

(3) The right to terminate this agreement at any time for material default shall remain unaffected.

(4) The termination notice shall be effective only if it is received by the Deutsche Borse AG in its capacity as agent of the Settlement Bank and the IBIS/ IBIS-R-Participant in written form or by telefax.

In addition, the trading monitoring office of Frankfurter Wertpapierborse has to be informed in any case (telephone +49-69/21 01-13 10 hotline). Deutsche Borse AG shall promptly inform the Settlement Bank and the IBIS/IBIS-R-Participant respectively of the receipt of the termination notice.

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Settlement Bank Agreement
                                                           [DEUTSCHE BORSE LOGO]


(5) Deutsche Borse AG shall in case of a termination for material default by the Settlement Bank or the IBIS/IBIS-R-Participant without examining whether material default has actually occurred, withdraw promptly the possibility of the IBIS/IBIS-R-participant on part of the system to enter quotes and to conclude transactions within the Integrated Stock Exchange Trading and Information
System - IBIS/IBIS-R - and shall delete all then still existing buy and/or sell offers within the electronic trading system upon its termination of the Settlement Bank Agreement and after expiry of the termination period. The above shall not occur if prior to the termination or simultaneously therewith another bank shall have entered into a Settlement Bank Agreement with the IBIS/IBIS-R-Participant and Deutsche Borse AG.


3. Final provisions



(1) Should any provision of this Agreement be or become invalid, the validity of the remaining provisions of this Agreement shall not be affected. Any invalid provision has to get a meaning or has to be supplemented or has to be replaced by a valid provision that, in economic terms, comes as close as possible to its original intention. This shall also apply if a supplementary incompleteness becomes obvious through the practising of this Agreement. The parties shall carry out all necessary alterations, amendments or adjustments of this Agreement in the spirit of fine cooperation taking consideration to common economic interests.


(2) Alterations, amendments and supplements and side-letter agreements must be in written form.

(3) Place of performance and non-exclusive jurisdiction of this Agreement is Frankfurt am Main.






        Frankfurt am Main
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Place and Date

        Burkhard Nather                  Evertvanden Brink
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For the Settlement Bank

        /s/ ALISON GRAEME                Alison Graeme
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For the IBIS/IBIS-R-Participant



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For Deutsche Borse AG


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[LEGALLY NON BINDING TRANSLATION FOR CONVENIENCE ONLY. PLEASE USE THE GERMAN
FORM!]